Exhibit 1(a)

PRICING AGREEMENT

April 8, 2008

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Greenwich Capital Markets, Inc.

As Representatives of the

several Underwriters named

in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Ladies and Gentlemen:

WAL-MART STORES, INC., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 8, 2008 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions were set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement (it being understood that each representation and warranty in Section 2 of the

Underwriting Agreement that refers to the Pricing Prospectus or the Prospectus shall be deemed to be a representation or warranty as of the date of this Pricing Agreement in relation to the Pricing Prospectus or the Prospectus relating to the Designated Securities). Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to the Representatives named in Schedule II hereto (the “Representatives”). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Prospectus (including, for the avoidance of doubt, a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amounts of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

2

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

WAL-MART STORES, INC.

By:	/s/ Charles M. Holley, Jr.
Name:	Charles M. Holley, Jr.
Title:	Executive Vice President, Finance and Treasurer

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
Name:	Brian Bednarski
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Helena Willner
Name:	Helena Willner
Title:	Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

GREENWICH CAPITAL MARKETS, INC.

By:	/s/ Moshe Tomkiewicz
Name:	Moshe Tomkiewicz
Title:	Managing Director

For themselves and as Representatives of the several

Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of 4.250% Notes Due 2013 to be Purchased	Principal Amount of 6.200% Notes Due 2038 to be Purchased
Citigroup Global Markets Inc.	$180,000,000	$270,000,000
Credit Suisse Securities (USA) LLC	180,000,000	270,000,000
Goldman, Sachs & Co.	180,000,000	270,000,000
Greenwich Capital Markets, Inc.	180,000,000	270,000,000
Banc of America Securities LLC	16,500,000	24,750,000
Barclays Capital Inc.	16,500,000	24,750,000
BBVA Securities, Inc.	16,500,000	24,750,000
BNP Paribas Securities Corp.	16,500,000	24,750,000
Deutsche Bank Securities Inc.	16,500,000	24,750,000
Dresdner Kleinwort Securities LLC	16,500,000	24,750,000
HSBC Securities (USA) Inc.	16,500,000	24,750,000
J.P. Morgan Securities Inc.	16,500,000	24,750,000
Lehman Brothers Inc.	16,500,000	24,750,000
Mitsubishi UFJ Securities International plc	16,500,000	24,750,000
Mizuho Securities USA Inc.	16,500,000	24,750,000
Morgan Stanley & Co. Incorporated	16,500,000	24,750,000
Santander Investment Securities Inc.	20,500,000	22,960,000
Standard Chartered Bank	20,500,000	22,960,000
TD Securities (USA) LLC	20,500,000	22,960,000
UBS Securities LLC	0	31,160,000
Wachovia Capital Markets, LLC	20,500,000	22,960,000

TOTAL	$1,000,000,000	$1,500,000,000

SCHEDULE I - Page 1

SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

4.250% Notes Due 2013 (the “2013 Notes”); and

6.200% Notes Due 2038 (the “2038 Notes” and, together with the 2013 Notes, the “Designated Securities”).

AGGREGATE PRINCIPAL AMOUNT:

In the case of the 2013 Notes, $1,000,000,000; and

in the case of the 2038 Notes, $1,500,000,000.

PRICE TO PUBLIC:

In the case of the 2013 Notes, 99.759% of the principal amount of the 2013 Notes; and

in the case of the 2038 Notes, 99.703% of the principal amount of the 2038 Notes.

PURCHASE PRICE TO UNDERWRITERS:

In the case of the 2013 Notes, 99.409% of the principal amount of the 2013 Notes, plus accrued interest, if any from April 15, 2008; and the selling concession shall be 0.200% and the reallowance concession shall be 0.100%, in each case, of the principal amount of the 2013 Notes; and

in the case of the 2038 Notes, 98.828% of the principal amount of the 2038 Notes, plus accrued interest, if any from April 15, 2008; and the selling concession shall be 0.500% and the reallowance concession shall be 0.250%, in each case, of the principal amount of the 2038 Notes.

INDENTURE:

Indenture, dated as of July 19, 2005, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and The Bank of New York Trust Company, N.A., as Trustee.

MATURITY:

In the case of the 2013 Notes, April 15, 2013; and

in the case of the 2038 Notes, April 15, 2038.

SCHEDULE II - Page 1

INTEREST RATE:

In the case of the 2013 Notes, 4.250% from and including April 15, 2008; and

in the case of the 2038 Notes, 6.200% from and including April 15, 2008.

INTEREST PAYMENT DATES:

April 15 and October 15 of each year, beginning on October 15, 2008, in the case of all of the Designated Securities.

INTEREST PAYMENT RECORD DATES:

April 1 and October 1 of each year, in the case of all of the Designated Securities.

REDEMPTION PROVISIONS:

No mandatory redemption provisions.

The Company may, at its option, redeem the Designated Securities upon the occurrence of certain events relating to U.S. taxation as described under the caption “Description of the Debt Securities–Redemption upon Tax Event” in the Prospectus dated December 21, 2005 (the “Base Prospectus”) and under the caption “Description of the Notes–Redemption upon Tax Event” in the Prospectus Supplement dated the date hereof relating to the Designated Securities (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

SINKING FUND PROVISIONS:

None.

SCHEDULE II - Page 2

OTHER PROVISIONS:

As to be set forth in the Prospectus.

TIME OF DELIVERY:

10:00 a.m. (New York City time) on April 15, 2008, in the case of all of the Designated Securities.

CLOSING LOCATION:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

ADDRESSES FOR NOTICES:

Citigroup Global Markets Inc.

388 Greenwich Street, 34th Floor

New York, New York 10013

Attention: Transaction Execution Group

Fax: (646) 291-5209

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention: IBD Legal Group

Fax: (212) 325-4296

SCHEDULE II - Page 3

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Attention: Registration Department

Fax: (212) 902-3000

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Attention: Debt Capital Markets Syndicate

Fax: (203) 422-4534

APPLICABLE TIME

(For purposes of Sections 2(d) and 8(c) of the Underwriting Agreement):

1:35 p.m. (New York City time) on April 8, 2008, in the case of all of the Designated Securities.

LIST OF FREE WRITING PROSPECTUSES

(Pursuant to Section 2(f) of Underwriting Agreement):

Final Term Sheet, dated April 8, 2008, substantially in the form of Annex I hereto.

OTHER MATTERS:

(A)

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter hereby represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Designated Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Designated Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Designated Securities to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (c) to fewer than 100 natural or legal persons (other than qualified

SCHEDULE II - Page 4

investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or (d) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive. The expression an “offer of the Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe the Designated Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(B)	Each Underwriter hereby represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

(C)	Each Underwriter hereby represents and agrees that it has not offered or sold, and will not offer or sell, any Designated Securities by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Designated Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(D)

The Designated Securities have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each Underwriter hereby represents and agrees that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering

SCHEDULE II - Page 5

or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(E)	Each Underwriter hereby represents and agrees that the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore and, accordingly, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities may not be circulated or distributed, nor may the Designated Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Designated Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Designated Securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

(F)	Each Underwriter hereby represents and agrees that it has not offered, sold or delivered and will not offer, sell or deliver any of the Designated Securities directly or indirectly or distribute the Pricing Prospectus, the Prospectus or any other offering material relating to the Designated Securities in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the Underwriting Agreement and the Pricing Agreement.

(G)	The Underwriters hereby severally confirm, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriters specifically for inclusion in the Prospectus Supplement is as follows:

(1)	the names of the Underwriters on the front and back cover pages of the Prospectus Supplement;

SCHEDULE II - Page 6

(2)	the third paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning certain terms of the offering by the Underwriters;

(3)	the fourth paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriters; and

(4)	the sixteenth paragraph of text under the caption “Underwriting” in the Prospectus Supplement relating to market-making activities by the Underwriters.

(H)	Standard Chartered Bank will provide to the Company a letter confirming the accuracy of the information contained in the fourteenth paragraph of text under the caption “Underwriting” in the Prospectus Supplement (i.e. that Standard Chartered Bank is not a U.S. registered broker-dealer and, therefore, will not effect any offers or sales of the Designated Securities in the United States or will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations).

(I)	Mitsubishi UFL Securities International plc will provide to the Company a letter confirming the accuracy of the information contained in the fourteenth paragraph of text under the caption “Underwriting” in the Prospectus Supplement (i.e. that Mitsubishi UFL Securities International plc is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of the Designated Securities in the United States, it will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations).

SCHEDULE II - Page 7

ANNEX I

FINAL TERM SHEET

Dated April 8, 2008

WAL-MART STORES, INC.

$1,000,000,000 4.250% Notes Due April 15, 2013

$1,500,000,000 6.200% Notes Due April 15, 2038

Name of Issuer:	Wal-Mart Stores, Inc.

Title of Securities:	4.250% Notes Due 2013 (“2013 Notes”)
6.200% Notes Due 2038 (“2038 Notes”)

Aggregate Principal Amount:	$1,000,000,000 (2013 Notes)
$1,500,000,000 (2038 Notes)

Issue Price (Price to Public):	99.759% of principal amount (2013 Notes)
99.703% of principal amount (2038 Notes)

Maturity:	April 15, 2013 (2013 Notes)
April 15, 2038 (2038 Notes)

Coupon (Interest Rate):	4.250% (2013 Notes)
6.200% (2038 Notes)

Benchmark Treasury:	U.S. Treasury 2.500% due March 31, 2013 (2013 Notes)
U.S. Treasury 5.000% due May 15, 2037 (2038 Notes)

Spread to Benchmark Treasury:	160 basis points (2013 Notes)
188 basis points (2038 Notes)

Benchmark Treasury Price and Yield:	99-01 3/4; 2.704% (2013 Notes)
110-26; 4.342% (2038 Notes)

Yield to Maturity:	4.304% (2013 Notes)
6.222% (2038 Notes)

Interest Payment Dates:	April 15 and October 15 of each year, beginning on October 15, 2008

Interest Payment Record Dates:	April 1 and October 1 of each year

ANNEX I - Page 1

Redemption Provisions:	No mandatory redemption provisions

Wal-Mart may, at its option, redeem the Notes upon the occurrence of certain events relating to U.S. taxation

Sinking Fund Provisions:	None

Legal Format:	SEC registered

Net Proceeds to Wal-Mart (after underwriting discounts and commissions and before offering expenses):	$994,090,000 (2013 Notes)
$1,482,420,000 (2038 Notes)

Settlement Date:	T + 5; April 15, 2008

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
Greenwich Capital Markets, Inc.

Selling Restrictions:	European Economic Area, United Kingdom, Hong Kong, Japan, Singapore

CUSIP:	931142CL5 (2013 Notes)
931142CM3 (2038 Notes)

ISIN:	US931142CL57 (2013 Notes)
US931142CM31 (2038 Notes)

Ratings: Ratings for Wal-Mart’s long-term debt securities: S&P, AA; Moody’s, Aa2; Fitch, AA; and DBRS, AA. Wal-Mart has applied for specific ratings for the Notes and expects that the ratings for the Notes will be the same as for Wal-Mart’s other long-term debt securities.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

The offer and sale of the Notes to which this final term sheet relates have been registered by Wal-Mart Stores, Inc. by means of a registration statement on Form S-3 (SEC File No. 333-130569).

ANNEX I - Page 2

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407, Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or Greenwich Capital Markets, Inc. toll-free at 1-866-884-2071.

ANNEX I - Page 3